UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 14, 2008

Gladstone Investment Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-51233	83-0423116
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1521 Westbranch Drive, Suite 200, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-287-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2008, Harry Brill delivered to the Board of Directors of Gladstone Investment Corporation (the "Company") his intention to resign as Chief Financial Officer of the Company. Mr. Brill’s resignation became effective on February 19, 2008.
Mark Perrigo was appointed by the Board of Directors of the Company to fill the Company’s Chief Financial Officer position, effective February 19, 2008. Mr. Perrigo was appointed to serve as Chief Financial Officer until the appointment of his successor.
From May 2006 to February 2008, Mr. Perrigo, age 38, served as Vice President of Finance for Simplexity, Inc. (formerly InPhonic, Inc.). Mr. Perrigo held various positions, including that of Audit Senior Manager, with Ernst & Young, LLP from January 1999 to April 2006.
The Company does not pay cash compensation or provide other benefits directly to Mr. Perrigo or to any of its other executive officers. Mr. Perrigo is an employee of Gladstone Administration, LLC (the "Administrator"), a wholly-owned subsidiary of the Company’s external investment adviser, Gladstone Management Corporation (the "Adviser"), and is compensated for his services to the Company by the Administrator pursuant to the terms of an Administration Agreement between the Company and the Administrator. Pursuant to the Administration Agreement, the Company makes payments equal to its allocable portion of the Administrator’s overhead expenses in performing its obligations under the Administration Agreement including, but not limited to, the Company’s allocable portion of the salary and benefit expenses of Mr. Perrigo. Based on the December 31, 2007 proportion of expense reimbursement due to the Administrator under the administration agreement, the Company expects that its allocable portion of Mr. Perrigo’s annualized salary and bonus paid by the Administrator will be approximately $60,060.

Item 8.01 Other Events.

On February 19, 2008, David Dullum, a current member of the Board of Directors of the Company, accepted the position of Managing Director with the Adviser. As a result of Mr. Dullum’s employment by the Adviser, he will no longer be an "independent director" within the meaning of the applicable NASDAQ listing standards, and other applicable rules and regulations of the U.S. Securities and Exchange Commission, and will be considered an "interested person" of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation

February 21, 2008	By:	Mark Perrigo

Name: Mark Perrigo
Title: Chief Financial Officer